Exhibit 8.1

                      June 4, 2007

The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154

Ladies and Gentlemen:

        We have acted as counsel to The Blackstone Group L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation and filing by the Partnership with the Securities and Exchange Commission of the Registration Statement (Registration No. 333-141504) on Form S-1 dated March 22, 2007, as amended through the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 153,333,334 common units representing limited partner interests.

        We have examined the Registration Statement and the Amended and Restated Agreement of Limited Partnership of The Blackstone Group L.P. filed as Appendix A to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, although the discussion set forth in the Registration Statement under the caption "Material U.S. Federal Tax Considerations" does not purport to discuss all possible United States federal income tax considerations of the purchase, ownership, and disposition of the Partnership's common units, such discussion, insofar as it purports to constitute a summary of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of Simpson Thacher & Bartlett LLP.

        We do not express any opinion herein concerning any law other than the federal tax law of the United States.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the headings "Material U.S. Federal Tax Considerations" in the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP